UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2017 (November 9, 2017)
THE J.G. WENTWORTH COMPANY
(Exact name of registrant as specified in its charter)

Delaware	001-36170	46-3037859
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 Morris Drive, Suite 300, Chesterbrook, Pennsylvania		19087-5148
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (484) 434-2300

201 King of Prussia Road, Suite 350, Radnor, Pennsylvania
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01. Entry into a Material Definitive Agreement.

On November 9, 2017, The J.G. Wentworth Company (“PubCo” and, together with its consolidated subsidiaries, the “Company”), The J.G. Wentworth Company, LLC (the “Partnership”), Orchard Acquisition Company, LLC (“Orchard”) and certain other direct and indirect subsidiaries of PubCo (collectively, the “Company Parties”) entered into a restructuring support agreement (the “Restructuring Support Agreement”) with (i) certain lenders (the “Consenting Lenders”) holding over eighty-seven percent (87%) of the aggregate principal amounts outstanding under that certain Credit Agreement, dated as of February 8, 2013 (as amended, and as may be further amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”), by and among Orchard and certain of its affiliates, Jefferies Finance LLC, as administrative agent and collateral agent (the “TL Agent”), the lenders from time to time party thereto, and Jefferies Group, Inc., as Swing Line Lender and an LC Issuer (as each is defined therein), (ii) the TL Agent and (iii) certain members (the “Consenting Members”) of the Partnership.

The Restructuring Support Agreement sets forth, subject to certain conditions, the commitment of the Company Parties, the Consenting Lenders, the TL Agent and the Consenting Members to support a comprehensive restructuring of the outstanding obligations under the Credit Agreement, certain other obligations of PubCo, including obligations under the TRA (as defined below), and the equity interests of PubCo and the Partnership (the “Restructuring”) and a timeline and process for its implementation. The Restructuring is expected to be effectuated through a pre-packaged Chapter 11 plan of reorganization (as may be amended, restated, supplemented or otherwise modified from time to time, the “Plan”) pursuant to cases commenced under Chapter 11 (“Chapter 11”) of the United States Bankruptcy Code (the “Chapter 11 Cases”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”).

Only Orchard and its direct and indirect parent companies, including PubCo and the Partnership, are anticipated to file the Chapter 11 Cases. Accordingly, Orchard’s direct and indirect subsidiaries, including the entities which conduct all of the Company’s consolidated operations, are not anticipated to file any Chapter 11 cases (the “Non-Filing Affiliates”). The Company expects ordinary-course operations to continue substantially uninterrupted during and after the Chapter 11 Cases.
The Restructuring Support Agreement obligates the Company Parties, the Consenting Lenders, the TL Agent and the Consenting Members to, among other things, support and not interfere with the consummation of the Restructuring and, as to the Consenting Lenders, vote their claims under the Credit Agreement in favor of the Plan and, as to the Consenting Members, vote their equity interests in the Partnership in favor of the Plan. The Company Parties anticipate commencing the solicitation of votes in favor of the Plan from those holders of claims against or interests in the Company Parties eligible to vote within three weeks after the date of the Restructuring Support Agreement. The Restructuring Support Agreement may be terminated upon the occurrence of certain events, including the failure to meet specified milestones relating to the commencement of the solicitation, filing of the Chapter 11 Cases, and confirmation, and consummation of the Plan, among other requirements, and in the event of certain breaches by the parties under the Restructuring Support Agreement. The Restructuring Support Agreement is subject to termination if the effective date of the Restructuring (the “Effective Date”) has not occurred within 21 days after entry by the Bankruptcy Court of an order confirming the Plan.

The Plan is expected to be subject to certain conditions which shall be set forth therein, including the obtaining of certain regulatory and third party approvals, and emergence from the Chapter 11 Cases is anticipated in or around January 2018. There can be no assurances that the Restructuring will be consummated.

Certain anticipated principal terms of the Plan are outlined below and are further described in the term sheet attached as Exhibit A to the Restructuring Support Agreement (the “Restructuring Term Sheet”):

•
All claims arising under the Credit Agreement and related guarantees shall be terminated and released, and each holder of such claims (the “Term Lenders”), in exchange therefor, shall receive its pro rata share of (i) cash consideration (the “Term Lender Cash Consideration”) in an amount equal to the lesser of (a) $45 million and (b) the aggregate amount such that at least $50 million of pro forma liquidity shall be maintained on the Company’s consolidated balance sheet on the Effective Date in immediately available funds from both cash on hand and draws from the New RCF (as defined below) on the Effective Date and (ii) ninety-five and one-half percent (95.5%) of the new common equity of the reorganized PubCo and Partnership (the “New Common Equity”), subject to dilution by the MIP (as defined below); provided, that the percentage of the New Common Equity allocable to the Term Lenders shall increase to the extent that Existing Partnership Equityholders (as defined below) elect to receive the Partnership Cash Consideration (as defined below).

•
Equity interests in the Partnership shall be cancelled and, in exchange therefor, each holder of such equity interests (the “Existing Partnership Equityholders”) shall receive its pro rata share of, as elected by such Existing Partnership Equityholder in its sole discretion, 4.5% of the New Common Equity, subject to dilution by the MIP, or cash equal to 4.5% of $145 million (the “Partnership Cash Consideration”), or a mix of both cash and equity (collectively, the “Partnership Consideration”).

•
All claims against PubCo (“TRA Claims”) arising under that certain Tax Receivable Agreement, dated as of November 14, 2013 (the “TRA”), among PubCo, the Principals (as named therein) and, to the extent described therein, the JGW Holdings Shareholder and the PGHI Shareholders (as named therein) shall be cancelled, and each holder of TRA Claims shall receive its pro rata share, as compared to all holders of TRA Claims, of the Partnership Consideration to which PubCo is entitled as an Existing Partnership Equityholder, which Partnership Consideration shall be in the form of cash or equity or a mix of cash and equity at the sole election of each such holder of TRA Claims.

•	All existing equity interests of PubCo will be cancelled without recovery.

To fund the fees and expenses of the Restructuring, the Partnership Cash Consideration and a portion of the Term Lender Cash Consideration, if necessary, as well as for general corporate purposes and working capital, the Company shall borrow funds from HPS Investment Partners, LLC and/or its affiliates, affiliated or managed funds, separately managed accounts and co-investors (collectively, the “New RCF Commitment Party”) under a new revolving credit facility (the “New RCF”) in an aggregate amount of at least $65 million, but no more than $70 million, the terms of which shall be consistent with the terms set forth on Annex I to the Restructuring Term Sheet. The New RCF will mature four years from the date of emergence from bankruptcy with interest payable at a rate of LIBOR plus 5.00% per annum on drawn amounts and 3.00% per annum on undrawn amounts. Pursuant to a commitment letter to be entered into on or before the filing of the Chapter 11 Cases, the New RCF Commitment Party will evidence its agreement to provide 100% of the commitments under the New RCF on and after the Effective Date. The New RCF shall be subject to certain other terms and conditions including conditions precedent to funding, financial covenants and certain other covenants and representations and warranties.

The Plan will provide for the establishment of a customary management incentive plan (the “MIP”) at PubCo under which 8% of the New Common Equity on a fully diluted basis (the “MIP Equity”) will be reserved for issuance by the new board of the Company to management employees, and which New Common Equity will be dilutive of all other New Common Equity issued on the Effective Date. Fifty percent (50%) of the MIP Equity shall be granted upon adoption of the MIP immediately after the Effective Date, twenty-five percent (25%) in the form of restricted stock units and seventy-five percent (75%) in the form of options struck at the implied value of each share of New Common Equity on the Effective Date and which MIP Equity shall vest in four equal installments on such grant date and the first three anniversaries of the Effective Date. The remainder of the MIP shall be granted on terms determined by the new board of the Company. The Restructuring Term Sheet also provides that the chief executive officer’s (the “Chief Executive Officer”) employment and severance agreement will be terminated on the Effective Date and a majority of the Consenting Lenders will negotiate with the Chief Executive Officer in good faith regarding a new employment agreement, which will include, among other terms, that in the event of his termination by the reorganized Company without cause or termination by the Chief Executive Officer for good reason severance of $1,400,000 (paid during the twenty-four (24) months following termination pursuant to the reorganized Company’s regular payroll practices). Further, if a majority of the Consenting Lenders and the Chief Executive Officer do not execute an employment agreement on or prior to the Effective Date, then the Chief Executive Officer will thereafter be entitled to resign and receive severance payments equal to $1,400,000, payable in substantially equal installments over the twenty-four (24) month period following the date of such resignation. The Restructuring Term Sheet contemplates as part of the Plan that any and all other employment agreements with the Company Parties currently in effect shall be terminated and no claims, general unsecured claims or otherwise, shall arise or be payable from the termination of any employment agreement with the Company Parties, including but not limited to the termination of the employment and severance agreement currently in effect between the Company and the Chief Executive Officer. The Company will maintain existing severance agreements between the Company and management other than the employment and severance agreement currently in effect between the Company and the Chief Executive Officer, as described above.

The Plan shall provide for the appointment of a five-member board of directors of the Company following emergence from bankruptcy, which five members shall include the CEO of the reorganized Company and four other directors selected by a majority of the Consenting Lenders. The Company may, at the sole discretion of a majority of the Consenting Lenders, go private before, on or following the Effective Date, including terminating PubCo’s existing registration statements, deregistering all unsold securities, suspending PubCo’s reporting obligations and delisting from the OTCQX. The reorganized Company shall maintain the current “Up-C” structure until the closing of a bona fide sale of the reorganized Company or all or substantially all of its assets, and only if the new board of directors requires the Up-C structure to be collapsed.

The Plan will provide for customary releases of specified claims held by the Company, the Consenting Lenders, the TL Agent, the Consenting Members and certain other specified parties against one another, as well as releases for Non-Filing Affiliates, and for customary exculpations and injunctions.

The Company has been assisted in negotiating the restructuring by Evercore, as financial advisor, and Simpson Thacher & Bartlett LLP, as legal counsel. The TL Agent has been assisted by FTI Consulting, as financial advisor, and Davis Polk & Wardwell LLP, as legal counsel.

A copy of the Restructuring Support Agreement is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K (this “Form 8-K”). The foregoing description of the Restructuring Support Agreement is only a summary, does not purport to be complete, and is qualified in its entirety by reference to the Restructuring Support Agreement.

The information set forth in Item 1.01 of this Current Report on Form 8-K, including Exhibit 10.1 attached hereto, is furnished pursuant to Item 1.01 of Form 8-K and shall not be deemed “filed” for any other purpose, including for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section.

This information shall not be deemed to be incorporated by reference into any filing of the registrant under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing.

Certain statements in this Current Report on Form 8-K may constitute “forward-looking statements.” All statements, other than statements of historical fact, are forward-looking statements, including statements relating to the proposed Restructuring, the Plan, and the Company Parties’ efforts to implement and to consummate the Restructuring. You can identify such statements because they contain words such as “plans,” “expects” or “does expect,” “budget,” “forecasts,” “anticipates” or “does not anticipate,” “believes,” “intends,” and similar expressions or statements that certain actions, events or results “may,” “could,” “would,” “might,” or “will,” be taken, occur or be achieved. Any statements that refer to expectations or other characterizations of future events, circumstances or results are forward-looking statements.

A number of factors could cause actual results, performance or achievements to differ materially from the results expressed or implied in the forward-looking statements. These factors should be considered carefully and readers should not place undue reliance on the forward-looking statements. Forward-looking statements necessarily involve significant known and unknown risks, assumptions and uncertainties that may cause our actual results, performance and opportunities in future periods to differ materially from those expressed or implied by such forward-looking statements. Consideration should also be given to the areas of risk set forth under the heading "Risk Factors" in our filings with the Securities and Exchange Commission, and as set forth more fully under "Part 1, Item 1A. 'Risk Factors'" in our Annual Report on Form 10-K for the year ended December 31, 2016, as updated by "Part II, Item 1A. 'Risk Factors'" in our Quarterly Report on Form 10-Q for the quarters ending since that date as previously filed with the SEC and Quarterly Report on Form 10-Q for the quarter ended September 30, 2017 to be filed with the SEC. Risks and uncertainties relating to the proposed financial restructuring include: the ability of the Company to comply with the terms of the Restructuring Support Agreement, including completing various stages of the restructuring within the dates specified by the Restructuring Support Agreement; the ability of the Company to negotiate, develop, confirm and consummate the Plan; our ability to obtain requisite support of the Restructuring and the Plan from various stakeholders; the effects of disruption from the proposed Restructuring making it more difficult to maintain business, financing and operational relationships and to successfully compete in the industries in which we operate; increased advisory costs to execute the Restructuring; the Company’s ability to obtain the Bankruptcy Court’s approval with respect to motions or other requests made in any necessary Chapter 11 Case, including maintaining strategic control as debtor-in-possession; the Bankruptcy Court’s rulings in any necessary Chapter 11 Case, as well as the outcome of any such Chapter 11 Case in general; the length of time that we will operate under Chapter 11 protection and the continued availability of operating capital during the pendency of the Chapter 11 Case; risks associated with third party motions or objections in any necessary Chapter 11 Case, which may interfere with our ability to confirm and consummate a Plan; the potential adverse effects of any necessary Chapter 11 Case on our liquidity or results of operations; the ability of the Company to execute the business and financial reorganization plan; our ability to maintain our state licenses or obtain new licenses in new markets as a result of the proposed financial restructuring; and other risks and uncertainties.

Except for our ongoing obligations to disclose material information under the federal securities laws, we undertake no obligation to publicly revise any forward-looking statements, to report events or to report the occurrence of unanticipated events unless we are required to do so by law.

Item 5.02 Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 7.01. Regulation FD Disclosure

On November 9, 2017, the Company issued a press release announcing its entry into the Restructuring Support Agreement. A copy of the press release is attached hereto as Exhibit 99.1.

The information set forth in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for any other purpose, including for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that Section.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Restructuring Support Agreement, dated as of November 9, 2017, by and among the Company Parties and the supporting parties thereto.
99.1	Press Release issued by the Company on November 9, 2017

1

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE J.G. WENTWORTH COMPANY

By:	/s/ Stephen A. Kirkwood
	Name:	Stephen A. Kirkwood
	Title:	Executive Vice President, Chief Legal & Compliance Officer

Dated: November 9, 2017

EXHIBIT INDEX

Exhibit No.	Description
10.1	Restructuring Support Agreement, dated as of November 9, 2017, by and among the Company Parties and the supporting parties thereto.
99.1	Press Release issued by the Company on November 9, 2017